UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 15, 2014

 SCYNEXIS, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36365	56-2181648
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3501-C Tricenter Boulevard
Durham, North Carolina 27713
(Address of principal executive offices, including zip code)

(919) 544-8600
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Amendment to a Material Definitive Agreement.

On December 15, 2014, SCYNEXIS, Inc. and Merck Sharp & Dohme Corp. ("Merck") amended the Termination and License Agreement between SCYNEXIS, Inc. and Merck, dated May 24, 2013 (the "Agreement"). The amendment defers the remittance of a milestone payment due to Merck under Section 5.1(a) of the Agreement, such that no amount will be due upon initiation of the first Phase 2 clinical trial of a product containing the SCY-078 compound (the "Deferred Milestone"). The amendment also increases, in an amount equal to the Deferred Milestone, the milestone payment that will be due upon initiation of the first Phase 3 clinical trial of a product containing the SCY-078 compound. Except as described above, all other terms and provisions of the Agreement remain in full force and effect.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCYNEXIS, Inc.

Dated: December 17, 2014	By:	/s/ Eileen C. Pruette
Eileen C. Pruette
General Counsel